UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         September 20, 2007
Date of Report (Date of earliest event reported):

PURE BIOSCIENCE
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	33-0530289 (IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)

(619) 586 8600
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in the Registrant’s Certifying Accountant

On September 20, 2007, the Company’s Board of Directors (the “Board”) agreed to accept the resignation of Miller and McCollom, Certified Public Accountants as auditors of the Company’s financial statements. On that same date, the Board engaged Mayer Hoffman McCann, PC., to serve as the independent registered public accounting firm to audit the Company’s financial statements and to serve as the Company’s independent registered public accounting firm for the fiscal year ended July 31, 2007.

The reports of Miller and McCollom on the Company’s consolidated financial statements as of and for the fiscal years ended July 31, 2006 and July 31, 2005 and any subsequent interim period through the date of engagement of Mayer Hoffman McCann P.C., did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the two fiscal years ended July 31, 2006 and July 31, 2005 and any subsequent interim period through the date of engagement of Mayer Hoffman McCann P.C., there were no (1) disagreements with Miller and McCollom on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Miller and McCollom’s satisfaction, would have caused Miller and McCollom to make reference thereto in its report on the financial statements for such years, or (2) reportable events described under Item 304(a)(1)(iv)(B) of Regulation SB. A letter from Miller and McCollom is attached hereto as Exhibit 16.1, indicating its agreement with the statements herein.

During the two fiscal years ended July 31, 2006 and July 31, 2005 and the subsequent interim period through the engagement of Mayer Hoffman McCann P.C., the Company did not consult with Mayer Hoffman McCann P.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01.   Financial Statements and Exhibits

(d) The following exhibits are filed with this report:

Exhibit Number	Description

16.1	Letter from Miller and McCollom dated September 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: September 21, 2007

/s/ MICHAEL L. KRALL
Michael L. Krall,
Chief Executive Officer